Exhibit 99.1

Feutune Light Acquisition Corporation Announces Intention to Extend the Deadline for an Initial Business Combination

Metuchen, New Jersey– March 20, 2023 – Feutune Light Acquisition Corporation (NASDAQ: FLFV) (the “Company”), a blank check company incorporated as a Delaware business company, today announced that it received notice from Feutune Light Sponsor LLC (the “Sponsor”), the Company’s sponsor, of the Sponsor’s intention to extend the period of time the Company will have to consummate its initial business combination by three months from the current deadline of March 21, 2023 until June 21, 2023 (the “Extension”), subject to the timely depositing into the trust account of the Company, an aggregate of $977,500 (the “Extension Deposit”), on or prior to March 21, 2023. The Company was notified by the Sponsor that they intend to wire the Extension Deposit on timely basis to effectuate the Extension on March 21, 2023.

About Feutune Light Acquisition Corporation

Feutune Light Acquisition Corporation is a blank check company formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The Company is actively searching and identifying suitable business combination targets but has not selected any business combination target. The company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the Company is prohibited from undertaking initial business combination with any entity that is based in or have the majority of its operations in China (including Hong Kong and Macau).

Forward-Looking Statements

This press release includes forward looking statements that involve risks and uncertainties. Forward looking statements are subject to numerous conditions, risks and changes in circumstances, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement, as amended from time to time, and prospectus for the offering filed with the SEC. Such forward-looking statements include the successful consummation of the Company’s initial public offering or exercise of the underwriters’ over-allotment option. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Company Contact

Feutune Light Acquisition Corporation

Yuanmei Ma

Chief Financial Officer

48 Bridge Street, Building A

Metuchen, New Jersey 08840